Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" and "Financial Statements-Audited Financial Statements" and to the use of our report dated February 12, 1997, included in the Annual Report incorporated by reference in the Registration Statement (Form N-1A) of GE Investments Funds, Inc. (formerly, Life of Virginia Series Fund, Inc.) filed with the Securities and Exchange Commission in this Post Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-91369) and in this Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4041).


                                                    /s/ ERNST & YOUNG LLP


Richmond, Virginia
December 9, 1997